COXE ADVISORS LLP

CODE OF ETHICS AND INSIDER TRADING POLICY

AS OF

FEBRUARY 1, 2012

COXE ADVISORS LLP

CODE OF ETHICS AND INSIDER TRADING POLICY

I. INTRODUCTION	4
II. DEFINITIONS	5
III. STANDARDS OF BUSINESS CONDUCT	10
IV. PERSONAL TRADING REQUIREMENTS	11
A. Pre-Clearance	11
B. Blackout Periods	11
C. Short Term Trading	12
D. Holding Period	12
V. REPORTING OF PERSONAL SECURITIES TRANSACTIONS	12
A. Initial and Annual Personal Holdings Reports	12
B. List of Brokerage Accounts; Duplicate Confirmations and Brokerage Account Statements	13
C. Quarterly Transaction Reports	13
D. Monitoring of Personal Transactions	13
E. Confidentiality of Reporting Under Code of Ethics	13
VI. INSIDER TRADING	14
A. Insider Trading Policy and Statement	14
B. What is Insider Trading?	14
C. Who is an Insider?	14
D. What is Material Information?	15
E. What is Nonpublic Information?	16
F. What are the Penalties for Insider Trading?	16
VII. PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING	16
A. Identifying Insider Information	17
B. Restricted Access to Material Nonpublic Information	18
C. Rumor Control	18
D. Restricted List	19
VIII. POLICY ON GIFTS AND ENTERTAINING	20
A. General Policy	20
B. Giving and Accepting Gifts	20
C. Entertainment	21
IX. POLITICAL AND CHARITABLE CONTRIBUTIONS	21
A. Political Contributions	21
B. Charitable Contributions	24

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X. FOREIGN CORRUPT PRACTICES ACT	24
XI. ADMINISTRATION OF CODE OF ETHICS	24
XII. CODE VIOLATIONS AND SANCTIONS	25
XIII. RECORDKEEPING AND REVIEW	25
APPENDIX A: SECURITIES HOLDING REPORT
APPENDIX B: CODE OF ETHICS AND SECURITIES TRADING POLICY ACKNOWLEDGEMENT
APPENDIX C: ACCESS PERSONS
APPENDIX D: HIM CODE OF ETHICS

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I. INTRODUCTION

This Code of Ethics and Insider Trading Policy (the “Code”) establishes the standards of conduct and professionalism expected of the Access Persons of Coxe Advisors LLP (“Coxe” or the “Firm”). The Code covers all Access Persons, as defined in Section II. The Code is designed to:

•	Educate Access Persons about the Firm’s expectations regarding the Access Person’s conduct and educate Access Persons about the laws and principles governing their conduct;

•	Protect the Firm’s clients;

•	Instill in Access Persons that they are fiduciaries, in a position of trust, and must act with complete propriety and in the best interests of clients at all times;

•	Protect the interests of clients by deterring misconduct by Access Persons of the Firm;

•	Protect the reputation of the Firm;

•	Guard against violation of the securities laws; and

•	Establish procedures for Access Persons to follow in order to comply with the fiduciary and ethical principles espoused by the Code.

In addition to the standards and obligations addressed in the body of this Code, all Coxe Access Persons must adhere to the Code of Business Conduct and Ethics of Harris Investment Management (“HIM”) (the “HIM Code”) to the extent that HIM’s Code is applicable to Coxe Access Persons. Coxe also considers HIM employees or contractors who have access to nonpublic information regarding clients’ purchase or sale of securities, who are involved in making securities recommendations to clients, or who have access to such rnonpublic ecommendations for the Commodity Strategy portfolios to be Access Persons. However, this Code does not apply to any HIM Access Persons. Despite Coxe’s efforts to apply its Code to HIM Access Persons, HIM refuses to allow its Access Persons to be covered by Coxe’s Code. The HIM Code is attached as Appendix G and is considered a part of this Code.

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II. DEFINITIONS

Access Person means a Supervised Person who has access to nonpublic information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are nonpublic. A Supervised Person who has access to nonpublic information regarding the portfolio holdings of affiliated mutual funds is also an Access Person. According to the SEC, Access Persons will include portfolio management personnel and, in some organizations, client service representatives who communicate investment advice to clients. These employees have information about investment recommendations whose effect may not yet be felt in the marketplace; as such, they may be in a position to take advantage of their inside knowledge. Administrative, technical and clerical personnel may also be Access Persons if their functions or duties give them access to nonpublic information. An Access Person may be a Coxe employee or a Coxe independent contractor. As mentioned above, according to HIM, none of their employees are Access Persons of Coxe. A list of Coxe Access Persons can be found in Appendix C.

Advisers Act means the Investment Advisers Act of 1940, as amended.

Automatic Investment Plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. Access Persons must provide a copy of their Automatic Investment Plan to the CCO and obtain approval prior to its institution.

Beneficial Ownership is interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Exchange Act. Under Rule 16a-1(a)(2), beneficial owner means any person who, directly or indirectly through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect pecuniary interest in any security. Although the list is not exhaustive, an Access Person would be the beneficial owner of the following:

1.	Securities held in the Access Person’s own name;

2.	Securities held with another in joint tenancy, as tenants in common, as tenants by the entirety or in other joint ownership arrangements;

3.	Securities held by a bank or broker as a nominee or custodian in the Access Person’s name or pledged as collateral for a loan; and

4.	Securities owned by a corporation, trust, partnership or other entity which the Access Person controls, either directly or indirectly, or which is under the Access Person’s common control.

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BMO means Bank of Montreal and any and all of its divisions.

Business Contacts means other investment advisers and asset managers; brokers and securities salespersons; law firms; accounting firms; suppliers and vendors; any commodity-exposed company (as defined below) or its officers or employees; and any other individual or organization with whom Coxe has or is considering a business or other relationship, including members of the press and trade organizations. For purposes of this Code, multiple individuals employed by the same entity shall be considered a single business contact.

Client means any individual or entity for whom Coxe serves as investment adviser, including arrangements in which the Firm enters into an investment management agreement with the account holder, or model-provider arrangements through which the Firm provides advice to the registered investment adviser/platform sponsor.

Commodity-Exposed Company or CEC refers to any publicly traded company with a high level of exposure to the commodities markets.

Contribution means (i) a gift, subscription, loan, advance, deposit of money, or anything of value made for the purpose of influencing an election for a federal, state or local office, including any payments for debts incurred in such an election; and (ii) inaugural expenses incurred by a successful candidate for state or local office. The SEC does not consider a donation of time by an individual to be a contribution, provided that the adviser has not solicited the individual’s efforts and the adviser’s resources, such as office space and telephones, are not used. Charitable contributions made by an investment adviser to an organization that qualifies for an exemption from federal taxation under the Internal Revenue Code are not considered to be a Contribution.

Coxe Fund means any domestic or foreign investment vehicle or any pooled investment vehicle for which the Firm provides investment advice, including, without limitation, advice concerning security recommendations and advice concerning allocation among different asset classes or sectors.

Exchange Act means the Securities Exchange Act of 1934, as amended.

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Federal Securities Laws means the Securities Act, the Exchange Act, the Investment Company Act, the Advisers Act, Title V of GLBA, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act of 1970, as amended, as it applies to investment advisers, and any rules adopted by the SEC or the U.S. Department of the Treasury.

Foreign Corrupt Practices Act is also referred to as FCPA.

Gift includes the giving and receiving of gratuities, merchandise and the enjoyment or use of property or facilities for weekends, vacations, trips, dinners and the like, and may include transportation and lodging costs.

GLBA means the Gramm-Leach-Bliley Act.

HIM means Harris Investment Management, a division of Bank of Montreal/BMO Asset Management.

Immediate Family means any of the following relationships sharing the same household: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, as well as minor children not sharing the same household (e.g., boarding school) or dependents not sharing the same household but over which an Access Person maintains beneficial ownership.

Initial Public Offering or IPO means an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.

Investment Company Act means the Investment Company Act of 1940, as amended.

Limited Offering means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) thereof, or pursuant to Regulation D (Rules 504, 505 or 506). Securities issued by any private collective investment vehicle, commonly referred to as a hedge fund, are included within this term.

Pecuniary Interest means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. An indirect pecuniary interest includes:

1.	Securities held by a member of an Access Person’s immediate family. Access Person’s may request that a member of his or her immediate family be excluded from the reach of the Code by contacting the CCO and demonstrating why it would be appropriate.

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2.	A general partner’s proportionate interest in the portfolio securities held by a general or limited partnership.

3.	A person’s right to dividends that is separated or separable from the securities.

4.	A trustee’s pecuniary interest in securities holdings of a trust and any pecuniary interest of any immediate family member of such trustee (such pecuniary interest being to the extent of the beneficiary’s pro rata interest in the trust).

5.	A beneficiary of a trust if:

a.	The beneficiary shares investment control with the trustee (such pecuniary interest being to the extent of the beneficiary’s pro rata interest in the trust); or

b.	The beneficiary has investment control with respect to a trust transaction without consultation with the trustee.

6.	Remainder interests do not create a pecuniary interest unless the person with such interest has the power, directly or indirectly, to exercise or share investment control over the trust.

7.	A settlor or grantor of a trust if such person reserves the right to revoke the trust without the consent of another person, unless the settlor or grantor does not exercise or share investment control over the securities. A shareholder will not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

Political Official means political candidates, successful candidates and officials of any state or locality. This includes federal officials running for state or local office and state and local officials running for federal office.

Publication means any official materials written by a Coxe Access Person and published by Coxe without regard to whether Coxe distributes such materials directly or whether such materials are distributed through third party distribution arrangements; any teleconference or webcast in which a Coxe Access Person makes a presentation concerning investment recommendations (and any transcript of same) without regard to whether the Firm hosts such presentations directly or presents through a third party host; and any paid speaking appearance by a Coxe Access Person that references an investment recommendation made by the Firm.

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Purchase or Sale of a Security includes, among other things, the writing of an option to purchase or sell a security.

Reportable Security means any security reportable under this Code, and generally will include all securities, but for purposes of this Code will not include:

1.	Direct obligations of the U.S government;

2.	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

3.	Shares issued by money market mutual funds;

4.	Shares issued by unaffiliated open-end mutual funds; and

5.	Shares issued by unit investment trusts that are invested exclusively in one or more unaffiliated open-end mutual funds.

Exchange Traded Funds (“ETFs”) are treated as reportable securities.

Restricted List means the list of securities in which trading by Access Persons is prohibited, and also includes options or derivatives on such securities. The Firm maintains two Restricted Lists, one as it relates to portfolio recommendations, the other as it relates to Publications.

SEC means the United States Securities and Exchange Commission.

Securities Act means the Securities Act of 1933, as amended.

Security generally will have the meaning set forth in Section 202(a)(18) of the Advisers Act, and includes:

1.	Any note, stock, treasury stock, security future, bond, debenture or evidence of indebtedness;

2.	Any certificate of interest or participation in any profit-sharing agreement;

3.	Any collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, or certificate of deposit for a security;

4.	Any fractional undivided interest in oil, gas or other mineral rights;

5.	Any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities);

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6.	Any put, call straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

7.	In general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of or warrant or right to subscribe to or purchase any of the foregoing.

Supervised Person means any partner, officer, director, manager or employee (other than employees with a purely clerical, administrative or support function, as determined by the CCO and notified to such employee in writing in advance) of, or other person occupying a similar status or performing similar functions for the Firm, or any other person who provides investment advice on behalf of the Firm and is subject to the supervision and control of the Firm.

III. STANDARDS OF BUSINESS CONDUCT

Coxe seeks to foster a reputation for integrity and professionalism. The Firm views its reputation as a vital business asset and values the trust placed in it by its clients. Coxe has adopted this Code to further protect its reputation and to ensure compliance with the federal securities laws, as well as to meet the fiduciary duty owed to its clients. As a fiduciary, the Firm has an affirmative duty of care, honesty, loyalty and good faith to act in the best interests of its clients. Coxe views its clients’ interests as of paramount importance and believes that its clients’ interests come before Coxe’s personal interests. The Firm also strives to identify and avoid conflicts of interest, however such conflicts may arise. All questions or comments regarding this Code should be directed to the CCO.

All Access Persons must comply with this Code, as well as with all applicable securities laws. Access Persons must not, directly or indirectly:

•	Employ any device, scheme or artifice to defraud a client or prospective client;

•

Make to a client or prospective client any untrue statement of a material fact or omit to state to a client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

•	Engage in any act, practice or course of conduct that is fraudulent, deceptive or manipulative, including the making of statements that omit material facts;

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•	Knowingly buy or sell a security requiring pre-approval unless the transaction is pre-approved by the CCO or her designee;

•	Use his or her position, or any investment opportunities presented by virtue of his or her position, to personal advantage or to the detriment of a client or prospective client;

•	Trade mutual fund shares after the close of trading (i.e., participate in “late trading”);

•

Engage in “market timing” transactions involving mutual fund shares (i.e., attempt to gain short term profits from buying and selling mutual funds to benefit from the difference between the daily closing prices); or

•	Enter an order or make an investment that anticipates (i.e., front runs) or competes with a fund order or investment.

IV. PERSONAL TRADING REQUIREMENTS

Access Persons are required to strictly comply with the Firm’s policies and procedures regarding personal securities transactions, as set forth below.

A. Pre-Clearance

Access Persons must obtain pre-approval prior to making a purchase or sale of a security. Access Persons who are advance readers of a Coxe Publication need only receive pre-approval from the time the reader receives the Publication for review and the time the Publication is disseminated or published. In addition to over-the-counter securities, Access Persons must obtain pre-approval for purchases or sales of ETFs, shares of any Coxe fund, IPOs and limited offerings. Once pre-approval has been granted, the pre-approved transaction must be executed within twenty-four hours. The CCO will maintain a record of all pre-approved transactions. Pre-approval will generally not be granted for any securities which are on the Firm’s Restricted List or which are commodity-related equities or portfolio-owned positions. Partners will trade commodity-related equities only pursuant to a pre-approved Automatic Investment Plan.

B. Blackout Periods

The CCO, in making pre-approval determinations, generally shall apply the following blackout periods:

•

With respect to securities held by or recommended for any Coxe portfolio, a period beginning on the date a security is recommended for purchase for any Coxe portfolio and ending five calendar days after such recommendation is made. The CCO may, in her discretion, extend this blackout period.

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•

With respect to any securities mentioned in a Publication, a period beginning on the date the Publication is circulated for internal review and lasting until the Publication becomes effective or is made available to the public.

C. Short-Term Trading

Access Persons are restricted from short-term trading, which means that they may not personally trade in securities that require pre-approval within 30 days of any personal transactions involving any such securities. Access Persons must disgorge any profits realized on their short-term trading of any securities that require pre-approval.

D. Holding Period

Access Persons are generally required to hold investments in any Coxe portfolio or fund for no fewer than 30 days, unless the purchase or sale of such security or interest is made pursuant to an approved Automatic Investment Plan.

V. REPORTING OF PERSONAL SECURITIES TRANSACTIONS

A. Initial and Annual Personal Holdings Report

Within 10 days of becoming an Access Person and at least annually thereafter, every Coxe Access Person must submit a report of all covered securities that reflects securities holdings as of a date not more than 45 days prior to the date the report was submitted. The holdings report, attached as Exhibit A, must include:

1.	For publicly-traded securities, the employee’s name, account type, brokerage firm and account number; and

2.	For private investments, the type of investment, the name of the firm, the number of shares and the principal amount of investment.

Similar reports previously submitted to HIM will suffice for this Initial and Annual Holding Report requirement.

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B. List of Brokerage Accounts; Duplicate Confirmations and Brokerage Account Statements

Within 10 days of receipt of a copy of this Code, each Access Person shall be required to identify to the CCO all brokerage accounts in which the Access Person has a beneficial interest. Personal securities trading will be monitored by using Coxe’s compliance software system. Coxe will maintain an updated Restricted List, which will be input into the compliance software system and used to compare against Access Person’s personal trading. Any trades which match the Restricted List will be identified in an exception report. In the event of the generation of an exception report, the CCO will then have the right to review the Access Person’s monthly brokerage account statements to make sure no further improper trading occurred.

Each Access Person should advise the CCO of his or her intent to open any new brokerage account.

C.	Quarterly Transaction Reports

Because Access Persons’ personal trading records will be automatically entered in the compliance software system, there is no need for Access Persons to submit a Quarterly Transaction Report. The CCO will reserve the right to require an Access Person to submit a Quarterly Transaction Report under certain circumstances, such as the generation of an exception report.

D. Monitoring of Personal Transactions

The CCO is responsible for reviewing personal trading transactions in covered securities by Access Persons. The CCO or her designee will review the computer compliance software system for exception reports on at least a quarterly basis, and will ensure that Access Persons are abiding by this Code.

E. Confidentiality of Reporting Under Code of Ethics

The CCO and other designated compliance personnel receiving reports of Coxe Access Persons’ holdings and transactions under this Code will keep such reports confidential, except to the extent that the CCO and designated compliance personnel are required to disclose the contents of such reports to regulators.

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VI. INSIDER TRADING

A. Insider Trading Policy Statement

Coxe seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. To further that goal, this Code implements procedures to deter misuse of material nonpublic information in securities transactions. Accordingly, Coxe forbids Access Persons and members of their immediate family from trading, either personally or on behalf of others, while in possession of material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is referred to as insider trading, and the policy prohibiting insider trading applies to every Coxe Access Person and extends to activities within and outside their duties at Coxe.

Trading securities while in possession of material nonpublic information or improperly communicating that information to others may expose an Access Person to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or 10 years imprisonment. The SEC can recover profits gained or losses avoided through trading on inside information, they can impose a penalty of up to three times the illicit windfall, and they can issue an order barring an Access Person from the securities industry. An Access Person may also be sued by investors seeking to recover damages for insider trading violations.

B. What is Insider Trading?

The term insider trading is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities, whether or not one is an insider, or to the communication of material nonpublic information to others. The law generally prohibits:

1.	Trading by an insider while in possession of material nonpublic information;

2.	Trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; or

3.	Communicating material nonpublic information to others.

C. Who is an Insider?

The concept of insider is broad. It includes officers, directors, managers and employees of a company. In addition, a person can be a “temporary insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and as a result is given access to information solely for the company’s purposes. A temporary insider can include, among others: a company’s attorneys; accountants; consultants; bank lending officers; and the employees of such organizations. Sitting on the board of an issuer could cause Coxe Access Persons to be deemed temporary insiders of the company of the board on which the Access Person sits. In addition, the Firm may become a temporary insider of a company that it advises, for which it performs other services, or in which it is considering an investment or acquisition.

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D. What is Material Information?

Trading on inside information is not a basis for liability unless the information is material. Material information is generally defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. No simple test exists to determine when information is material. Assessments of materiality involve a highly fact-specific inquiry. Access Persons should direct any questions about whether information is material to the CCO.

Material information often relates to a company’s results and operations. The SEC has stated that advance information about the following is generally considered to be material:

•	Earnings information;

•	Mergers, acquisitions, tender offers, or developments regarding customers or suppliers (i.e., the acquisition or loss of a contract);

•	Changes in control or in management;

•	Changes in auditors, or auditor notification that the issuer may no longer rely on an auditor’s audit report;

•

Events regarding the issuer’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders, public or private sales of additional securities); and

•	Bankruptcies or receiverships.

Material information also may relate to the market for a company’s securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material.

Material information does not have to relate to a company’s business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the United States Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in The Wall Street Journal and whether those reports would be favorable or unfavorable.

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E. What is Nonpublic Information?

Information is nonpublic until it has been effectively disseminated broadly to investors in the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones tape, Reuters Economic Services, The Wall Street Journal or other publications of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

F. What are the Penalties for Insider Trading?

Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

•	Civil injunctions;

•	Treble damages;

•	Disgorgement of profits;

•	Jail sentences;

•	Fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

•	Fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition to the above, violations of Coxe’s insider trading policy can also result in internal discipline, including dismissal of the person or persons involved.

VII. PROCEDURES DESIGNED TO DETECT AND PREVENT INSIDER TRADING

During the course of their employment, Coxe Access Persons may come into possession of material nonpublic information about various companies. The following procedures are designed to help ensure that the Firm complies with the prohibition on insider trading by limiting the use and restricting the disclosure of material nonpublic information to persons within or outside the Coxe organization

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who are in a position to trade on the basis of such information or to transmit it to others. These procedures are also designed to aid Coxe in preventing, detecting or imposing sanctions against insider trading. Every Coxe Access Person must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and/or criminal penalties. Any questions about these procedures should be directed to the CCO.

A. Identifying Insider Information

Before trading securities, an Access Person should ask him or herself the following questions regarding information in his or her possession:

1.	What was the source of the information? Consider carefully whether the information was obtained from any insiders, including any temporary insiders.

2.	What is the nature of the information? For example, does it involve a tender offer?

3.	Is the information material? Is this information that an investor would consider important in making his or her investment decision? Is this information that would substantially affect the market price of the security if generally disclosed?

4.	Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation? Has the information been effectively communicated to the marketplace by being filed with the SEC or the subject of an issuer press release?

If, after consideration of the above, any Coxe Access Person believes that the information is material and nonpublic, or if an Access Person has questions as to whether the information is material and nonpublic, he or she should take the following steps:

1.	Report the information and proposed trade immediately to the CCO;

2.	Refrain from any purchase or sale of such security in question on behalf of not only the Access Person, but also of others, including family members; and

3.	Refrain from communicating the information inside or outside Coxe, other than to the CCO.

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After the CCO or her designee has reviewed the issue, the Access Person will be instructed to either continue the prohibitions against trading and communication because the CCO has determined that the information is material and nonpublic (in which case the security will be added to the Restricted List), or he or she will be allowed to trade the security and communicate the information.

B. Restricted Access to Material Nonpublic Information

Information in an Access Person’s possession that is identified as material and nonpublic may not be communicated to anyone outside of Coxe and should only be communicated within Coxe to those personnel who have a reasonable business need to know such information and understand that such information is governed by this Policy. In addition, care should be taken so that such information is secure. For example, Access Persons should adhere to the following procedures:

1.	Files containing material nonpublic or sensitive information should be handled with care. Such information should not be left lying in conference rooms or left out in offices or on desks but rather should be locked in file drawers or cabinets overnight or during an absence from the office. Additionally, such sensitive information stored in computer systems and other electronic files should be kept secure and password protected.

2.	Appropriate controls for the reception and oversight of visitors to sensitive areas should be maintained. For example, visitors should be accompanied while in Coxe’s offices and should not be left unattended in areas where access to nonpublic information or recommendations may be obtained.

3.	Document control procedures, such as numbering counterparts and recording their distribution, and shredding papers containing material nonpublic information should be used where appropriate.

4.	Business conversations should be avoided in public places, such as elevators, hallways, restrooms and public transportation or in any other situation where such conversations may be overheard.

C. Rumor Control

Coxe strictly prohibits the use or misuse of false rumors. Access Persons should be aware that all company emails may be monitored for inappropriate or illegal communications, including the creation or dissemination of false market or securities-related rumors.

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D. Restricted List

Coxe maintains a list of securities which are subject to trading restrictions and monitored in accordance with this Policy and with the federal securities laws. This list is referred to as the Restricted List and is maintained and continuously updated by the CCO or her designee.

Coxe maintains two Restricted Lists. The first Restricted List is a portfolio list and applies to any company about which Coxe or any Access Person has access to material nonpublic information or to a security recommended for purchase or sale to HIM as part of the model portfolio. For example, in the course of research of an existing company which is already owned by a Coxe Fund, an Access Person may gain material nonpublic information about another company not currently owned by a Coxe Fund. The Access Person is required to notify the CCO or her designee about the information and request that such company be added to this Restricted List. Securities which Coxe recommends to HIM are also added to this Restricted List at the time recommendation is made. Generally, Coxe recommends securities to HIM once a week, after the team portfolio meeting, and any securities about which Coxe has material nonpublic information will be added to the Restricted List at that time. This Restricted List applies to all Access Persons who work on any Coxe portfolio. Additionally, Access Persons are responsible for notifying the CCO of any additional security they believe should be added to this Restricted List.

The second Restricted List applies to securities which appear in a Coxe Publication. This Restricted List applies to those Access Persons who provide proofreading, editing, or drafting services for a Publication. The CCO will add the name of all companies mentioned in any Publication to the Restricted List and notify such Access Persons of their addition. Such securities will be added to the Restricted List once the Publication begins circulation for internal review and will be removed from the List once the Publication is disseminated. Access Persons who are advance readers of a Coxe Publication will only be required to obtain pre-approval for securities trades during the window of time when they receive the Publication for review and before the Publication is disseminated or published.

Access Persons generally may not purchase or sell the securities of any company included on the Restricted List. Trading approval from the CCO is rare in situations when a security has been placed on the Restricted List.

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VIII.  POLICY ON GIFTS AND ENTERTAINING

A. General Policy

Access Persons should be sensitive to potential conflicts of interests when giving or receiving gifts or in entertaining business clients. Coxe Access Persons and members of Coxe Access Persons’ immediate families should not accept from, nor give to, an individual or organization with whom the Firm has a current or potential business relationship gifts, gratuities or other items of value which might in any way create a conflict of interest, violate applicable laws or which would be likely to influence decisions made by Coxe Access Persons in business transactions involving the Firm.

Occasional dinners, sporting events, concerts, or customary entertainment events and other activities which are part of a business relationship are permissible, provided that the value of the item is consistent with customary business entertainment and not likely to raise a conflict of interest, violate applicable law or which would be likely to influence decisions made by a Coxe Access Person with respect to Coxe’s business. Further, personal relationships with business contacts may lead to gifts and entertainment that are offered on a friendship basis and are perfectly proper.

B. Giving and Accepting Gifts

Coxe Access Persons should use good judgment to avoid any gifts that place the Firm in a difficult, embarrassing or conflict situation. Access Persons may give gifts to and receive gifts from business contacts provided that the aggregate value of all such gifts does not exceed $100.00 in any calendar year. All gifts in excess of $100.00 should be approved by the CCO prior to giving, and all gifts in excess of $100.00 should be reported to the CCO after receipt. Gifts that are of nominal value (i.e., under $100.00) do not need to be reported, nor do gifts that are a normal part of a business relationship. Access Persons should not accept tickets or other gifts from a business contact that occur on a regular or on-going basis, nor should an Access Person accept a gift from a business contact in the form of cash or cash equivalents.

Any questions about the propriety of giving or accepting a gift should be directed to the CCO.

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C. Entertainment

Business entertainment includes any social event, hospitality event, charitable event, sporting event, entertainment event, meal, leisure activity or event of like nature or purpose, including entertainment offered in connection with an educational event or business conference. Incidental transportation offered in connection with business entertainment may also be considered business entertainment.

Business entertainment by Coxe Access Persons or contractors must be pre-approved by either the CCO or the Chairman. De minimis entertaining is and will be excluded from this policy.

The Firm’s clients are BMO Financial Group and subsidiaries of BMO. Any contact by Coxe Access Persons with BMO clients should take place at the invitation of, and with the participation of, a client relationship representative or manager of BMO, and is subject to the policy on business entertainment of that division of BMO.

Any questions about the propriety of business entertainment should be directed to the CCO.

IX. POLITICAL AND CHARITABLE CONTRIBUTIONS

A. Political Contributions

The United States Securities and Exchange Commission has adopted rules under the Investment Advisers Act of 1940 (“the Advisers Act”) to address the practice known as “pay to play”, where investment advisers seek to influence the award of advisory business by making or soliciting political contributions to candidates charged with awarding such business. Advisers Act Rule 206(4)-5 makes it unlawful for an investment adviser and its covered associates to coordinate, or to solicit any person (including a political action committee) to make, any: (i) contribution to an official of a government entity to which the investment adviser is providing or seeking to provide investment advisory services; or (ii) payment to a political party of a state or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity. Consequences for making a prohibited contribution include a two-year time out on conducting compensated advisory business with the government client.

Rule 206(4)-5 is limited to Contributions to Political Officials of government entities who can influence the hiring on an investment adviser in connection with money management mandates. An investment adviser would be considered seeking to provide advisory services to a government entity when it responds to a request for proposal, communicates with a government entity regarding that entity’s formal selection process for investment advisers, or engages in some other solicitation of investment advisory business of the government entity.

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An adviser with no government clients does not have to require employees to report their political contributions. However, as a subadviser, Coxe must obtain pre-approval of Contributions and abide by these rules in the event that a Contribution by a Coxe partner goes to a Political Official who is involved in the awarding of advisory business to HIM / BMO.

1. Preapproval

Access Persons must obtain pre-approval from the CCO before making a Contribution to a Political Official, a political action committee, or a political party. Pre-approval may be obtained through the Firm’s compliance software system.

While a direct Contribution to a Political Candidate violates the pay to play rules, a direct Contribution to a political party by an adviser or its Access Person’s would not violate the rules, unless the contribution was a means for the adviser to do indirectly what the rule would prohibit if done directly. For example, a Contribution or Payment to a political party that was earmarked or known to be provided for the benefit of a particular government official would be a violation the rules.

2. De Minimis Exception

An Access Person is entitled to contribute $350 per election to each candidate for whom he or she is entitled to vote, and $150 per election to all other candidates. A primary and general election are considered to be separate elections under the rules. Despite the de minimis exception, Access Persons must still obtain pre-approval prior to making any and all Contributions or Payments of any amount.

3. Return Contribution Exception

The Commission also allows an exception to the rules for an adviser who discovers an inadvertent Political Contribution to a Political Official for whom the Access Person making the Contribution is not entitled to vote. The Contribution must not, in the aggregate, exceed $350 to any one Political Official, per election. Additionally, the adviser must have discovered the Contribution within four months of the date of such Contribution, and within 60 days of learning of the triggering Contribution, the contributor must obtain the return of the Contribution. The rule limits such exception to no more than one return contribution for each Access Person, regardless of the time period, and no more than two returned contribution for the Firm per 12-month period.

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4. Commission Application to Cure a Contribution or Payment

Another exception allows an adviser to apply to the Commission for an order exempting it from the two-year compensation ban for situations of an inadvertent violation. For example, if a disgruntled employee makes a Contribution of greater than $350 to a Political Candidate upon exiting the firm, the firm may apply to the Commission for an order curing the Contribution.

5. Look Back

The rule attributes to an adviser contributions made by a person within two years, or in some cases, six months, of becoming an Access Person of the Firm. In other words, when an employee becomes an Access Person, the Firm must look back in time to that employee’s Contributions to determine whether the time out applies to the Firm. Generally, Rule 206(4)-5(b)(2) requires a two-year look back for Access Persons who solicit clients on behalf of the Firm, and a six-month look back for Access Persons that do not solicit clients. If an adviser hires an Access Person who made a Contribution to a Political Official and that Official is involved in the awarding of advisory business to the adviser, the adviser would have to take a two-year time out on receiving compensation from that advisory client.

6. Recordkeeping

An investment adviser is required to maintain certain records that allow the SEC to ensure the adviser’s compliance with the new rule. Specifically, the Commission requires that investment advisers maintain the following records relating to political Contributions and Payments:

a)	Records of contributions and payments must be listed in chronological order identifying each contributor and recipient, the amounts and dates of each contribution or payment, and whether a contribution was subject to rule 206(4)-5’s exception for certain returned contributions.

b)	A list of Access Persons (including name, title, business and residential address).

c)	A list of payments to political action committees, including how the collected funds would be used.

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B. Charitable Contributions

The Firm generally allows itself and the Chairman acting on behalf of the Firm to make charitable contributions in the name of the Firm. All contributions in excess of $500.00 require pre-approval by the CCO. While personal charitable contributions of any amount are not subject to CCO approval, Access Persons should keep in mind that contributions made in the name of, or for the benefit of, a business contact should be treated as gifts and are subject to all restrictions on gifts. Access Persons should also exercise discretion before requesting that a business contact make a charitable contribution to a charity.

From time to time, Mr. Coxe and other Access Persons may be offered honoraria in exchange for speaking engagements. Mr. Coxe or other Access Persons may request that such honoraria be paid directly to a charity of Mr. Coxe or the Access Person’s choice or may otherwise make a charitable contribution immediately after receipt of the honoraria. Such charitable contributions are not subject to review by the CCO if the charitable organization has no existing or anticipated business relationship with the Firm.

X. FOREIGN CORRUPT PRACTICES ACT

The Foreign Corrupt Practices Act (“FCPA”) prohibits U.S. persons from making payments or giving anything of value to a non-U.S. government official in order to induce such official to influence a non-U.S. government (or instrumentality) or to affect or influence any act or decision of such government (or instrumentality). In enforcing the FCPA, the SEC and the U.S. Department of Justice have interpreted the FCPA to cover employees of state-owned entities, even if such employees or entities do not perform what might be commonly be viewed as government functions (i.e., employees of sovereign wealth funds). Given this broad interpretation, and the severe potential consequences of a violation of the FCPA, Access Persons must contact the CCO prior to initiating any dealings with any non-U.S. government official, non-U.S. governmental or quasi-governmental entity or representative to ensure that the proposed activity does not violate the FCPA.

XI. ADMINISTRATION OF THE CODE OF ETHICS

The Firm will provide all Coxe Access Persons with a copy of this Code and with any amendments. Each Access Person must provide the CCO or her designee with a written acknowledgement of his or her receipt of the Code and any amendments. See Appendix B. Each Access Person must report violations of this Code promptly to the CCO.

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Additionally, the CCO or her designee will review the compliance software-genearted exception reports of Access Employees on a quarterly basis for possible insider trading violations.

The CCO may, under circumstances that she deems appropriate and not opposed to the interests of the Firm’s clients, create exceptions to requirements under this Code that are not expressly mandated under the federal securities laws.

XII. CODE VIOLATIONS AND SANCTIONS

Strict compliance with the rules in this Code is required. Access Persons should seek advice from the CCO whenever uncertainty exists about his or her obligations under this Code.

Access Persons should report any violation or suspected violation of this Code promptly to the CCO. The CCO will investigate all reported violations or potential violations and make a recommendation to the Chairman (Mr. Coxe) as to her findings.

Sanctions for violations of this Code may include, but are not limited to: a letter of censure or suspension; a verbal warning or censure; disgorgement; and/or termination of employment. Violations of this Code could also result in criminal penalties, civil liabilities, or both.

XIII. RECORDKEEPING AND REVIEW

The Firm will retain records relevant to this Code for a period of five years following the end of the fiscal year during which the last entry was made on such record, the first two years in an easily accessible location. In particular, the CCO will maintain the following records:

•	A copy of the current Code as well as copies of Codes that were in effect at any time within the past five years;

•	Records of violations of the Code, including records of the actions taken subsequent to such violations;

•

Signed acknowledgements from each person who is currently, or was at some point during the past five years, subject to the Code. This acknowledgement will represent an obligation to adhere to the standards and provisions set forth in the Code;

•	A record of the names of all persons who were Access Persons at any time within the past five years;

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•

A record of each transaction and holding report made by a Access Person, and, if applicable, all brokerage account statements received by the Firm for an Access Person, and/or all exception reports generated by the compliance software system;

•	Pre-clearance authorizations with respect to specified securities transactions of Access Persons; and

•	A log of all gifts, entertainment, political and charitable contributions.

The CCO will review this Code and its operation annually, and may make any amendments as a result of that review. The CCO also may make material amendments to the Code at any time during the calendar year. Any amendments or modifications to the Code will be promptly distributed or otherwise communicated to all Coxe Access Persons.

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APPENDIX A

COXE ADVISERS LLP

SECURITIES HOLDING REPORT

Brokerage Accounts: Please list all accounts over which you or a household member has a beneficial ownership.

Employee Name	Account Type	Brokerage Firm	Account Number

Holdings: Annual holdings report from non-brokerage accounts may be attached to this report in lieu of filling out the information below.

Type of Investment (i.e. private fund interest; hedge fund interest; REIT)	Name of Firm	Shares	Principal Amount

APPENDIX B

COXE ADVISORS LLP

CODE OF ETHICS AND SECURITIES TRADING POLICY ACKNOWLEDGEMENT

I acknowledge that I have received the Code of Ethics and Trading Policy of Coxe Advisors LLP. I understand and agree to comply with the policies and procedures as detailed herein, and acknowledge that my failure to comply with the policies and procedures may result in my discipline or dismissal.

Signature	Date

Print Name

APPENDIX C

COXE ADVISERS LLP

ACCESS PERSONS

Donald G.M. Coxe

Haliza Doyle

Anna Goduco

Cindy Holmes

Randall Johnson

Thalia Kingsford

Ernesto Ramos

Lindsey Simon

Angela Trudeau

APPENDIX D

HARRIS N.A.

THE HARRIS BANK N.A.

HARRIS INVESTMENT MANAGEMENT, INC.

HIM MONEGY, INC.

STANDARDS OF BUSINESS CONDUCT AND

CODE OF ETHICS FOR INVESTMENT AND

MUTUAL FUND PERSONNEL

AS RESTATED AND ADOPTED EFFECTIVE JULY 11, 2005

AS AMENDED EFFECTIVE JANUARY 3 , 2007

	D.	INTERESTED TRANSACTIONS	16
	E.	SPECIAL PRE-CLEARANCE PROCEDURES FOR INITIAL PUBLIC OFFERINGS	16
	F.	SPECIAL PRE-CLEARANCE PROCEDURES FOR LIMITED OFFERINGS	17
	G.	SHORT-TERM TRADING PROFITS	18
	H.	GIFTS & BUSINESS ENTERTAINMENT	18
		1. GIFTS	18
		2. ENTERTAINMENT	18
		3. AGGREGATION OF TIME PERIOD AND ENTITIES	19
	I.	SERVICE AS A DIRECTOR	19
IV.	EXEMPT TRANSACTIONS		19
V.	REPORTING REQUIREMENTS		20
	A.	DISCLOSURE OF PERSONAL HOLDINGS, TRANSACTIONS, AND ACCOUNTS	20
	B.	EXCEPTIONS FROM REPORTING REQUIREMENTS	23
VI.	DELIVERY OF CODE AND CERTIFICATION OF COMPLIANCE		23
VII.	REPORTS TO AND REVIEW BY FUNDS’ BOARD		24
VIII.	REVIEW PROCEDURES		24
IX.	SANCTIONS		24
X.	RECORDKEEPING		25
XI.	CONFIDENTIALITY		26
XII.	WHISTLEBLOWING		26
XIII.	OTHER LAWS, RULE AND STATEMENTS OF POLICY		26
XIV.	REQUESTING ADDITIONAL INFORMATION		26

	ATTACHMENT A		27
	ATTACHMENT B		27
	ATTACHMENT C-1		27
	ATTACHMENT C-2		27
	ATTACHMENT D		28

STANDARDS OF BUSINESS CONDUCT

AND

CODE OF ETHICS

FOR

INVESTMENT AND MUTUAL FUND PERSONNEL (“CODE”)

INTRODUCTION

This Code establishes standards for both business conduct and personal investments by Covered Persons1 of (i) Harris N.A. and The Harris Bank N.A. (collectively, “Bank”), (ii) HIM Monegy, Inc. (“Monegy”), and (iii) Harris Investment Management, Inc. (“HIM”) — (together and, as the context may imply, individually “Harris”).2

Each Covered Person is to read, understand, and follow this Code and is to certify as to having done so. See Attachment D containing the certification.3

Note: Any breach of this Code may result in disciplinary action against the offending employee and may constitute a violation of law. See Section IX. Sanctions.

I. STANDARDS OF BUSINESS CONDUCT

A. IN GENERAL. Covered Persons must:

1.	conduct themselves on Harris’ behalf in the manner required of fiduciaries;

2.	conduct all Personal Securities Transactions consistent with this Code and as to avoid any actual or potential conflict of interest or abuse of trust;

[1]	The meanings attributed to capitalized terms are, unless otherwise noted, found in Section II.
[2]

This Code is adopted in order to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended, (“1940 Act”), and Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

[3]

Although not a part of this Code, other policies and directives of BMO Financial Group and Harris Financial Corporation impose duties on employees. Cf. Bank of Montreal’s First Principles and Code of Business Conduct and the Harris Financial Corporate Policy Manual: http://intraweb.harrisbank.com/intranet/directives/policies/Corporate_Policy/index.htm

3.	not take inappropriate advantage of their positions;

4.	comply with Federal Securities Laws; and

5.	promptly report any violations of the Code in the manner described herein.

B. FRAUDULENT CONDUCT. In accordance with Federal Securities Laws, Covered Persons shall not (directly or indirectly) in connection with securities-related and advisory-related activities:

1.	employ any device, scheme, or artifice to defraud;

2.	make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

3.	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

C. USE OF CONFIDENTIAL INFORMATION

1. “Confidential information” means information not publicly available and includes, but is not limited to:

•	the composition of Client portfolios;

•	Clients’ financial information;

•	corporate financial activity;

•	lists of Clients;

•	Working List Securities;

•	investment models, methods, processes, and formulae; and

•	and other proprietary information such as certain records, procedures, systems, pending research recommendations, and software.

2. Covered Persons must not:4

(a) disclose, directly or indirectly, any confidential information to anyone other than to the Client, to authorized persons of Harris, to authorized agents so that they may discharge their professional duties, and to other persons as the Client authorizes; or

(b) use, directly or indirectly, any confidential information for their personal benefit, e.g., front-running Client transactions.

D. ACTING ON INSIDE INFORMATION

1. PROHIBITION. Covered Persons must not trade — or facilitate trades — based on “inside information” in any capacity, whether for the account of a Client, of another person, or in which the Covered Person holds Beneficial Ownership.

2. DEFINITIONS. “Insider trading” is generally understood as the purchase or sale of securities while in possession of “inside information,” i.e., material, non-public information (information not available to the general public but important in making a decision to buy or sell a security). “Insider trading” includes making such information available (“tipping”), directly or indirectly, to others who may trade based on that information.

When in doubt about the coverage of this prohibition, seek the advice of a Designated Reporting Person.

[4]	These requirements are not applicable when such information is legally required to be disclosed, e.g., when duly requested by regulatory authorities or a court.

II. DEFINITIONS

A. ADVISORY PERSON

1. “Advisory Person” means

a. any Access Person or any director (or other person occupying a similar status or performing similar functions), officer, or employee of the Bank,5 Monegy, or HIM (or of any company in a control relationship to the Bank, Monegy, or HIM), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding purchases or sales of Covered Securities for Clients, or the portfolio holdings of any Client, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and

b. any natural person in a control relationship to the Bank, Monegy, or HIM who obtains information concerning recommendations made to the Clients or to any accounts of Clients of the Private Bank division of the Bank, Monegy, or HIM with regard to the purchase or sale of Covered Securities.

2. “Advisory Person” does not include a person who normally assists in the preparation of public reports or who receives public reports but who, in either case, receives no information about current recommendations or trading concerning Covered Securities for Client accounts

3. A list of all Advisory Persons as of the date of adoption of this Code is attached as Attachment B, which attachment will be updated at least annually by the Bank, Monegy and HIM.

B. AUTOMATIC INVESTMENT PLAN

“Automatic Investment Plan” means a program, including a dividend reinvestment plan, in which regular periodic investments or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

[5]

The Bank may be an Advisory Person of the Funds by virtue of its control relationship to HIM, the investment adviser, as “control” is defined in Section 2(a)(9) of the 1940 Act. Cf. Rule 17j-1(a)2)(i). If any employee of an affiliate of the Bank, HIM, or Monegy performs duties of Advisory Persons, that employee shall be subject to this Code.

C. BENEFICIAL OWNERSHIP

1. “Beneficial Ownership” shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder, except that the determination of Beneficial Ownership shall apply to all securities that a Covered Person owns or acquires.

2. Presumption of Beneficial Ownership. A Covered Person should assume Beneficial Ownership of securities held by an Immediate Family Member or held by other persons by reason of any contract, arrangement, understanding, or relationship that provides the Covered Person with direct or indirect pecuniary interest in the equity securities.

3. The presumption of Beneficial Ownership of securities held by an Immediate Family Member may be rebutted by evidence that the Compliance Committee, in its discretion, finds sufficient.

D. CLIENT

“Client” means anyone for whom investment management or advice is provided by Harris, and it includes the Funds and, unless the context requires otherwise, prospective clients.

E. COMPLIANCE COMMITTEE

“Compliance Committee” comprises all Designated Reporting Persons, an executive vice president or a senior vice president of the Bank, a designee of the Bank’s general counsel, and an officer of HIM. Other than those serving ex officio, the members of the Compliance Committee shall be appointed annually by the Harris Financial Fiduciary and Investment-Related Activities Risk Management Committee.

F. COVERED PERSON

1. “Covered Person” means:

a. with respect to Monegy or HIM, any Advisory Person, director, officer, or partner;

b. with respect to the Bank, any Advisory Person.

2. A list of all Covered Persons as of the date of adoption of this Code is attached as Attachments C-1 and C-2, to be updated at least annually by the Bank, Monegy, and HIM.

G. COVERED SECURITY

1. “Covered Security” has the same meaning of “security” under Section 2(a)(36) of the 1940 Act, as amended and interpreted from time to time. The “purchase or sale of a Covered Security” includes, among other things, the buying or writing of an option to purchase or sell a Covered Security.

2. For purposes of Section V. (Reporting) only, “Covered Security” includes shares of exchange-traded funds (or “ETFs”); ETF’s are not considered “Covered Securities” for purposes of the pre-trade clearance or blackout provisions in this code.

3. Except as otherwise noted in this code, “Covered Security” includes shares of the Funds.

4. “Covered Securities” does not include the following instruments, transactions in which are not subject to the pre-clearance, blackout, or reporting provisions of this Code:

•	direct obligations of the United States;

•	bankers’ acceptances;

•	bank certificates of deposit;

•	high-quality, short-term debt instruments, including repurchase agreements;

•	commercial paper;

•	shares of the Phoenix Insight Money Market Fund, Phoenix Insight Government Money Market Fund, and Phoenix Insight Tax Exempt Money Market Fund;

•	shares of registered open-end investment companies; and

•	shares of unit investment trusts that invest exclusively in one or more open-end investment companies (other than the Funds).

4. As circumstances warrant for the equitable administration of this Code, the Compliance Committee may construe the definition of Covered Security, on a case-by-case basis as matters are presented to it, to take into account the exemptions and exclusions from the definition of “security” adopted by the Securities and Exchange Commission under the Federal Securities Laws.

H. DESIGNATED REPORTING PERSON

1. “Designated Reporting Person” means each of the chief compliance officers of the Bank, Monegy, and HIM, and his or her designee.

2. Except as provided herein, the “appropriate Designated Reporting Person” means a Designated Reporting Person (and his or her designee) responsible for the Harris entity for which the Covered or Advisory Person primarily performs duties.

I. FEDERAL SECURITIES LAWS

“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to registered investment companies and investment advisers, and any applicable rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

J. FUNDS

“Funds” means any investment companies for which HIM or any of its affiliates serve as either investment adviser (as defined in Section 2(a)(20) of the 1940 Act) or principal underwriter.

K. IMMEDIATE FAMILY MEMBER

“Immediate Family Member” means, with respect to a person, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, brother-in-law, sister-in-law (including these relationships by virtue of adoption) sharing that person’s household.

L. INITIAL PUBLIC OFFERING OR IPO

“Initial Public Offering” or “IPO” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

M. LIMITED OFFERING

“Limited Offering” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) of that Act or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

N. PERSONAL SECURITIES TRANSACTIONS

“Personal Securities Transactions” mean transactions in Covered Securities (unless defined more restrictively to exclude, for example, shares of the Funds) in which a person has (at the time of sale or redemption) or acquires (upon purchase) Beneficial Ownership.

O. PORTFOLIO PERSON

“Portfolio Person” means any Covered Person who, in connection with his or her regular functions or duties, has access to specific information (e.g., as to timing and issuer) regarding the purchase or sale of securities by the Funds.

P. ACCESS PERSON

“Access Person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Monegy or HIM, and any other person who provides investment advice on behalf of Monegy or HIM and who is subject to the supervision and control of either of these investment advisers.

Q. WORKING LIST SECURITIES

“Working List Securities” means securities on Harris’ then-current research databases, which, as a result of analysis, are designated for purchase, sale, holding, or watching.

*     *     *

III. PERSONAL TRADING AND RESTRICTIONS ON ACTIVITIES

A. LOCATION OF ACCOUNTS FOR PERSONAL SECURITIES TRANSACTIONS

1. All Personal Securities Transactions of Covered Persons must be conducted through accounts that have been identified in writing to the appropriate Designated Reporting Person. Each such account must be set up to deliver duplicate copies of all confirmations and account statements to that Designated Reporting Person. No exceptions will be made to this provision.

2. Except with respect to shares of the Funds held in an employee benefit plan, Personal Securities Transactions in shares of the Funds may be placed only through an account that has been identified to and approved by a Designated Reporting Person or an account with the transfer agent for the Funds.

B. PRE-CLEARANCE

1. “COVERED SECURITIES” FOR PORTFOLIO PERSONS AND FOR OTHER COVERED PERSONS. Personal Securities Transactions must be pre-cleared. If involving a Portfolio Person, pre-clearance applies to any Covered Security including shares of the Funds. (See exception below for transactions in employee benefit plans.) For all other Covered Persons, pre-clearance is not required for shares of the Funds.

2. PRE-CLEARANCE. Personal Securities Transaction must:

a. be approved in advance by the appropriate Designated Reporting Person; and

b. completed no later than the close of regular trading on the New York Stock Exchange on the trading day after the approval is received.

3. RESCISSION OF APPROVAL. The appropriate Designated Reporting Person may rescind approval if he or she communicates the rescission to the Covered Person with sufficient time to cancel execution.

4. WRITTEN APPROVAL. The appropriate Designated Reporting Person will provide the approval in writing to the Covered Person to memorialize oral authorization granted.

5. EXPIRATION OF APPROVAL. Pre-clearance approval expires at the close of regular trading on the New York Stock Exchange on the trading day after the date on which approval is received. If the approval expires, he or she must obtain another pre-clearance approval any subsequent transaction.

6. OBLIGATION TO REPORT NON-EXECUTION. If a Personal Securities Transaction has received pre-clearance approval but has not been executed prior to the expiration of the pre-clearance approval period, the Covered or Portfolio Person who requested pre-clearance shall report the non-execution to the Designated Reporting Person who granted the approval no later than the close of business on the trading day after the approval expired.

7. PERSONAL SECURITIES TRANSACTIONS OF A DESIGNATED REPORTING PERSON. Personal Securities Transactions by a Designated Reporting Person who is also a Covered Person may not be executed without pre-clearance approval from another Designated Reporting Person, provided the latter has no reporting relationship to the former.

C. BLACKOUT PERIODS

1. FOR ACTIVE SECURITIES. Except with respect to shares of the Funds, no Covered Person shall knowingly effect a Personal Securities Transaction:

a. on a day during which a Client account has a pending “buy” or “sell” order in that same Covered Security, until that order is executed or withdrawn; or

b. when the same security is being actively considered by the investment adviser or investment sub-adviser for purchase or sale for any Client account. A purchase or sale of a security is being “actively considered” when a recommendation to purchase or sell has been made for a Client account and is pending.

2. DURING REOPTIMIZATIONS. Except with respect to shares of the Funds, no Advisory Person shall effect a Personal Securities Transaction when he or she knows or has reason to know that such Covered Security is under consideration for purchase or sale in a Client account:

a. from the time of dissemination of the output of any Harris investment model until the time of publication of the final list of pending transactions based upon the investment model; and

b. from the time of publication of the final list of pending transactions based upon the Harris investment model until seven calendar days after a Client account has completed its transactions in that security.

3. UPON ANALYST UPDATES. No Covered Person acting in the role of an analyst, and with regard to any Covered Security that Covered Person follows, shall, without the approval of the appropriate Designated Reporting Person, purchase or sell that security within 30 calendar days before or seven calendar days after that Covered Person issues or publishes an update of any research notes, current comments, ratings changes, etc., concerning that security. Moreover, such Covered Person may not purchase or sell a security in a manner inconsistent with the recommendations in his or her most recent research report.

D. INTERESTED TRANSACTIONS

1. No Advisory Person shall knowingly recommend any securities transactions for the Funds without having disclosed his or her interest, if any, in such securities or the issuer thereof to a Designated Reporting Person, including without limitation:

•	Any Beneficial Ownership of any securities of such issuer;

•	Any contemplated transaction by such Advisory Person in any securities of such issuer;

•	Any official or unofficial position of the Advisory Person or Immediate Family Member of the Advisory Person with such issuer or its affiliates; and

•

Any present or proposed business relationship between such issuer or its affiliates and such Advisory Person or Immediate Family Member of the Advisory Person or any party in which such Advisory Person or Immediate Family Member of the Advisory Person has a significant interest.

2. In accordance with NASD Conduct Rule 2711 and NYSE Rule 472, no Covered Person who is an analyst may purchase or receive pre-IPO securities from a company engaged in the industry that the analyst covers.

E. SPECIAL PRE-CLEARANCE PROCEDURES FOR INITIAL PUBLIC OFFERINGS.

No Covered Person may knowingly acquire securities in an IPO unless:

1. Such transaction otherwise complies with all other provisions of this Code and NASD Rule 2790;

2. The Covered Person has no responsibility for any Client account that is authorized to invest in IPOs;

3. The Covered Person has submitted for review by the appropriate Designated Reporting Person full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Covered Person’s activities on behalf of any Client account); and

4. The Designed Reporting Person has (i) concluded (after having reviewed the details supplied by the Covered Person, received the written certification, and consulted with other Harris investment advisory personnel) that no Client accounts have a foreseeable interest in purchasing such securities and (ii) granted approval.

F. SPECIAL PRE-CLEARANCE PROCEDURES FOR LIMITED OFFERINGS.

No Covered Person shall knowingly acquire any securities in a Limited Offering unless:

1. Such transaction otherwise complies with all other provisions of this Code;

2. The Covered Person has submitted for review by the appropriate Designated Reporting Person full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Covered Person’s activities on behalf of any Client account); and

3. The Designed Reporting Person has (i) concluded (after having reviewed the details supplied by the Covered Person, received the written certification, and consulted with other Harris investment advisory personnel) that no Client accounts have a foreseeable interest in purchasing such securities and (ii) granted approval.

G. SHORT-TERM TRADING PROFITS

1. No Covered Person shall knowingly profit from the purchase and sale, or sale and purchase within a 60-day calendar period of the same (or equivalent) Working List Securities of which such Covered Person has Beneficial Ownership. Any profit so realized shall be paid over to a charitable organization of the Compliance Committee’s choosing.

2. Notwithstanding the foregoing and provided that at least two Designated Reporting Persons (neither of which report to the other) approve any exception granted pursuant to this section, a Covered Person may be permitted to retain profits that result from a purchase or sale that occurs as a consequence of circumstances not foreseen at the time of the initial sale or purchase transaction, e.g., a “sale” pursuant to a tender offer for securities purchased without knowledge of the impending tender offer within 60 calendar days of the required tender date.

H. GIFTS & BUSINESS ENTERTAINMENT

1. GIFTS. No Covered Person shall accept or provide a gift worth more than $100 from or to any outside person or entity that does business, or seeks to do business, with the Funds for which the Covered Person performs duties or over which the Covered Person exercises managerial influence.

2. ENTERTAINMENT. No Covered Person shall provide or accept any business entertainment to or from any outside person or entity unless the entertainment is considered to be a customary business practice, is reasonable under the circumstances, and is not so excessive, frequent, lavish, or extravagant as to raise questions of propriety.

Moreover, any such business entertainment shall only be permitted if (a) the Covered Person shall be in attendance; (b) the entertainment is for business purposes; (c) the Covered Person reports the business entertainment to the appropriate Designated Reporting Person when the value exceeds $300; and (d) the Covered Person’s travel and lodging related to the business entertainment is paid for by a Harris line of business.

3. AGGREGATION OF TIME PERIOD AND ENTITIES. With respect to gifts, the $100 limit from a single person or to a single person is to be aggregated within any 12-month period. With respect to gifts and business entertainment, affiliates and agents of the outside person or entity shall be considered a single person.

I. SERVICE AS A DIRECTOR

No Covered Person, other than an individual who is a Covered Person solely because such individual is a member of the board of directors of Monegy or HIM, shall serve on the board of directors of any publicly-traded company without prior written authorization from the Compliance Committee based upon a determination that such board service would be consistent with the interests of the Funds and their shareholders.

IV. EXEMPT TRANSACTIONS

The prohibitions described in Sections III.B. (Pre-Trade Clearance), III.C. (Blackout Periods), and III.G. (Short-Term Trading Profits) shall not apply to:

A. Securities purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

1.	B. Securities purchases or sales over which neither the Covered Person nor the Funds have control;

2.	C. Transactions that are part of an Automatic Investment Plan;

3.

4.	D. Re-allocations no more than every 90 days by a Portfolio Person among the Funds held in each Harris-sponsored, participant-directed employee benefit plan in which such person participates;

5.	E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

6.	F. Cumulative purchases or cumulative sales (but not both a purchase and a sale) within a seven-day period of up to 200 shares of securities issued by any company with a market capitalization in excess of $1 billion. (See Section V.A.5. for special reporting provisions);

7.	G. Subject to the advance written approval (which writing shall be retained by the appropriate Designated Reporting Person), purchases or sales which are permissible in the opinion of the appropriate Designated Reporting Person if he or she determines after appropriate inquiry that the transaction is consistent with the fiduciary duty owed to Clients and is not potentially harmful to Clients because: (i) it does not conflict with any known pending or contemplated securities transaction for any current Client and (ii) the decision to purchase or sell the security is not the result of information obtained in the course of the subject person’s relationship with a Client or Harris; or

8.	H. Transactions in options on a securities index.

V. REPORTING REQUIREMENTS

A. DISCLOSURE OF PERSONAL HOLDINGS, TRANSACTIONS, AND ACCOUNTS

1. INITIAL HOLDINGS REPORTS. No later than 10 business days after becoming a Covered Person, such person shall disclose holdings of Covered Securities in which the Covered Person has Beneficial Ownership to the appropriate Designated Reporting Person in a report containing the following information (which information must be current as of a date no more than 45 calendar days prior to the date the person becomes a Covered Person):

1.	a. The name of the Covered Person;

2.	b. The title and type of security, the ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each security;

3.	c. The name of any broker, dealer, or bank with whom the Covered Person maintains an account; and

4.	d. The date that the report is submitted by the Covered Person.

2. ANNUAL HOLDINGS REPORTS. Each Covered Person shall submit to the appropriate Designated Reporting Person no later than February 1 of each year an annual report of holdings of Covered Securities in which the Covered Person has Beneficial Ownership current as of a date no more than 45 calendar days before the annual report is submitted, with the following information:

1.	a. The name of the Covered Person;

2.	b. The title and type of security, the ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each security;

3.	c. The name of any broker, dealer, or bank with whom the Covered Person maintains an account; and

4.	d. The date that the report is submitted by the Covered Person.

3. QUARTERLY TRANSACTION REPORTS. Each Covered Person must submit to the appropriate Designated Reporting Person a quarterly transaction report no later than 30 calendar days after the end of any calendar quarter in which occurred all Personal Securities Transactions in a Covered Security and all accounts in which the Covered Person had any Beneficial Ownership (unless the “Exceptions from Reporting Requirements” below apply). The quarterly report must contain the following information:

1.	a. The name of the Covered Person;

2.	b. The date of the transaction, the title and type of security, the tickler symbol or CUSIP member (as applicable), interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security;

3.	c. The nature of the transaction (i.e., purchase, sale, gift, or any other acquisition or disposition);

4.	d. The price at which the transaction was effected;

5.	e. The name of the broker, dealer or bank with or through which the transaction was effected and, for new accounts, the date the account was established; and

6.	f. The date that the report is submitted by the Covered Person.

4. The Designated Reporting Person shall review the initial and annual holding reports and the quarterly transaction reports and monitor the trading patterns of Covered Persons and, as appropriate, compare the reports with the written pre-clearance authorization provided and with records of transactions for Clients.

5. Any Advisory Person who, at the time of an reoptimization of an investment model used by Harris (i.e., from the time of security selection to execution under the model), has engaged in any transaction in a Covered Security, which transaction is not required to be pre-cleared pursuant to the exclusion provided by Section IV.E. (exemption for under 200 shares and $1 billion in market capitalization) and has not yet been reported in a quarterly report pursuant to this Section, shall provide a written report of the transaction to the appropriate Designated Reporting Person, disclosing the information required under paragraph A.3. above.

6. Any report submitted pursuant to this Section may contain a statement that the report shall not be construed as an admission by the Covered Person that such person has in fact any direct or indirect Beneficial Ownership in the securities to which the report relates.

B. EXCEPTIONS FROM REPORTING REQUIREMENTS.

1. No report shall be required with respect to transactions for, and Covered Securities held in, accounts over which the Covered Person had no direct or indirect influence or control, but the granting by a Covered Person of investment discretion to another person shall not be considered a lack of control by the Covered Person.

2. No quarterly transaction report shall be required if such report would duplicate information contained in broker trade confirmations or account statements received by the appropriate Designated Reporting Person if that Designated Person receives the confirmation or statement within 30 calendar days of the end of the applicable calendar quarter and provided that all of the required information is contained in the broker trade confirmations or account statements, or the records of the Funds or Harris. However, each Covered Person shall either confirm the accuracy of, or correct any error in, the quarterly transactions list provided to the Covered Person by the Designated Reporting Persons.

3. No report shall be required for transactions effected pursuant to an Automatic Investment Plan.

VI. DELIVERY OF CODE AND CERTIFICATION OF COMPLIANCE

1. The Bank, Monegy and HIM, through their chief compliance officers, are each responsible for notifying their Covered Persons of their status and obligations under this Code and for providing to each of those individuals a copy of this Code and copies of amendments from time to time.

2. Each Covered Person shall certify annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Covered Person shall certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the requirements of the Code.

3. Upon any amendment of the Code, each Covered Person shall provide similar certifications. A form of certification is attached to this Code as Attachment D.

VII. REPORTS TO AND REVIEW BY FUNDS’ BOARD

1. At least quarterly HIM shall provide a written report at a regular meeting of a Funds’ board that describes any issues arising under this Code and pertinent to the Funds since the last report to the Funds’ board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to such material violations.

2. At least annually, the Bank, HIM, and Monegy shall certify that they have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code.

3. HIM, Monegy, and the Bank shall require their respective chief compliance officers or designees to report quarterly to the Funds’ boards any material breach of fiduciary duty and/or the Federal Securities Laws of which the respective chief compliance officer becomes aware in the course of carrying out his or her duties.

4. At least annually and, in any case, within six months of adopting any material change to this Code, the Bank, HIM, and Monegy shall report to the Board of the Funds and submit for approval any recommended or previously adopted changes to this Code.

VIII. REVIEW PROCEDURES

Harris shall institute and periodically review procedures (1) reasonably necessary to prevent violations of this Code and (2) pursuant to which appropriate management or compliance personnel review all reports required by this Code.

IX. SANCTIONS

Upon discovering that a Covered Person has not complied with the requirements of this Code, a Designated Reporting Person shall submit written findings to the Compliance Committee. The Compliance Committee may impose on that Covered Person sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, suspension or termination of employment, or removal from office.

X. RECORDKEEPING

A. Harris shall maintain as records:

1. This Code and any prior code in effect during the five years preceding the date of this Code.

2. A record of any violation of this Code, and of any action taken as a result of the violation.

3. A record of all written acknowledgements provided pursuant to Section II. for each person who is or was within the last six years, a Covered Person.

4. A copy of each report made by a Covered Person required by this Code, including any information pursuant to Section V.B.2 in lieu of the quarterly reports otherwise required by this Code.

5. A record of all persons, currently or within the past five years, who are or were Covered Persons and who are or were responsible for reviewing the reports required in Section V.

6. A copy of each report required by Section VI of this Code.

7. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of securities under Sections III.E., III.F., III.G., and IV., and all other provisions granting an exception under this Code.

8. Any written report prepared by the Bank, HIM or Monegy concerning the subject matter of this Code.

B. Unless otherwise required, all records maintained pursuant to this section shall be retained for six years in an easily accessible place, the first two years in an appropriate office.

XI. CONFIDENTIALITY

All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available, to the extent required by law, to the Securities and Exchange Commission, any other regulator, any self-regulatory organization, or the Funds’ boards.

XII. WHISTLEBLOWING

Each Covered Person shall report any known or reasonably suspected violation of this Code to the appropriate Designated Reporting Person, to the Law Department of the Bank, or to the Bank’s chief compliance officer, who, in turn, will report the allegations to the Compliance Committee. The Compliance Committee will decide what action is appropriate.

XIII. OTHER LAWS, RULE AND STATEMENTS OF POLICY

Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule, regulation, or any other statement of policy or procedure governing the conduct of such person adopted by Harris or the Funds.

XIV. REQUESTING ADDITIONAL INFORMATION

If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the appropriate Designated Reporting Person.

ATTACHMENT A

Portfolio Persons of

Harris N.A.

Harris Investment Management, Inc.,

and

HIM Monegy, Inc.

as of

ATTACHMENT B

Advisory Persons of

Harris N.A.

Harris Investment Management, Inc.,

and

HIM Monegy, Inc.

as of

ATTACHMENT C-1

Covered Persons of

Harris Investment Management, Inc.,

and HIM Monegy, Inc.

as of

ATTACHMENT C-2

Covered Persons of

Harris N.A.

as of

ATTACHMENT D

HARRIS N.A.

THE HARRIS BANK N.A.

HARRIS INVESTMENT MANAGEMENT, INC.

HIM MONEGY, INC.

STANDARDS OF BUSINESS CONDUCT AND

CODE OF ETHICS FOR INVESTMENT ADVISORY AND

MUTUAL FUND MANAGEMENT PERSONNEL

(“CODE”)

Certification

The undersigned hereby certifies as follows:

1.	I have read the Code.

2.	I understand the Code and acknowledge that I am subject to it.

3.	Since the date of the last Certification (if any), to the best of my knowledge I have complied with all the requirements of the Code and have disclosed or reported all personal securities transactions required to be reported under the requirements of the Code.

Date:
Signature

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